EXHIBIT 10.1

UNITED STATES OF AMERICA
STATE OF IOWA
IOWA FINANCE AUTHORITY

Manufacturing Facility Revenue Note
(Art’s-Way Manufacturing Co., Inc. Project), Series 2010

Dated Date: May 28, 2010

No. R-1	$1,300,000

The Iowa Finance Authority, a public instrumentality and agency of the State of Iowa, duly organized and validly existing under the laws of the State of Iowa (the “Issuer”), for value received, hereby promises to pay to the order of The First National Bank of West Union, or registered assigns (the “Lender”), at its offices in West Union, Iowa, or such other place as the Lender may designate in writing, from the source and in the manner hereinafter provided, the principal sum of ONE MILLION THREE HUNDRED THOUSAND DOLLARS ($1,300,000), with interest on the outstanding principal balance at the interest rate of 3.5%.  The principal and interest shall be paid in any coin or currency which at the time or times of payment is legal tender for the payment of public and private debts in the United States of America.  Interest shall be computed on an actual/360 day basis.

(i)           Commencing on the 1st day of July, 2010 and continuing on the 1st day of each month thereafter to and including June 1, 2020 (the “Maturity Date”) monthly installments of principal and interest shall be paid in accordance with Schedule A; and

(ii)           On the Maturity Date, all remaining outstanding principal of this Note plus accrued interest thereon shall be immediately due and payable.

In the event of a Determination of Taxability (as defined in the hereinafter referred to Loan Agreement) the Interest Rate on this Note shall increase to a rate of interest equal to the rate of interest which will produce the tax equivalent yield to the Lender as the yield on the Note to the Lender immediately prior to such Date of Taxability (as defined in the hereinafter referred to Loan Agreement) and the Issuer shall forthwith pay to the Lender the aggregate difference between (i) the amounts actually paid hereunder between the Date of Taxability (as defined in the hereinafter referred to Loan Agreement) and the date of receipt of notice of the Determination of Taxability, and (ii) the amounts which would have been due during such period if the increased Interest Rate had been in effect, together with the amount of interest and penalties, if any, incurred by the Lender as a result of such change in the taxable status.  In addition, the Lender shall recalculate the monthly payment amounts on the basis of the then outstanding principal balance at the increased Interest Rate over the remaining term and thereafter such monthly payment amounts so determined shall be the monthly payment amounts due and payable hereunder.

This Note is issued by the Issuer pursuant to Chapter 16 of the Code of Iowa (the “Act”) and pursuant to a resolution of the Board of the Issuer duly adopted on May 12, 2010 (the “Resolution”) for the purpose of providing funds to make a loan (the “Loan”) to Art’s-Way Manufacturing Co., Inc. (the “Borrower”), pursuant to the terms of a Loan Agreement dated as of May 1, 2010 (the “Loan Agreement”) for the purpose of financing the costs of acquisition, equipping and improving of an approximately 190,000 square foot facility and ancillary buildings and land improvements to be used by the Borrower to manufacture agricultural equipment and machinery products located at 800 Hwy 150 South, West Union, Iowa and paying for costs associated with the issuance of this Note.

This Note constitutes a special, limited obligation of the Issuer, payable solely from proceeds of the Note and revenues and other amounts derived under the Loan Agreement.  The Note, the interest thereon and any other payments or costs incident thereto do not constitute an indebtedness or a loan of the credit of the Issuer, the State of Iowa or any political subdivision thereof within the meaning of any constitutional or statutory provisions.  The Issuer does not pledge its faith or credit nor the faith or credit of the State of Iowa nor any political subdivision of the State of Iowa to the payment of the principal of, the interest on or any other payments or costs incident to the Note.  The issuance of the Note and the execution of any documents in relation thereto do not directly, indirectly or contingently obligate the State of Iowa or any political subdivision of the State of Iowa to apply money from or levy or pledge any form of taxation whatever to the payment of the principal of or interest on the Note or any other payments or costs incident thereto.  The Issuer has no taxing power.

The terms of the Loan Agreement will require payments by the Borrower which, together with other money available therefor, will be sufficient to provide for the payment of the principal of, premium, if any, and interest on the Note.  The obligation of the Borrower to make payments is secured by a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement from the Borrower to the Lender dated as of May 1, 2010, creating a lien on and security interest in certain real estate, buildings, equipment and fixtures located in West Union, Iowa (the “Mortgage”).

Under certain circumstances set forth in the Loan Agreement, the Issuer may issue Additional Notes (as defined in the Loan Agreement) and the Borrower may incur Parity Obligations (as defined in the Loan Agreement) ranking on a parity with the Note, equally and ratably secured by the Mortgage.

This Note shall be subject to optional prepayment, in whole or in part, on any Business Day (as defined in the Loan Agreement), without premium or penalty.

Upon any such prepayment of principal, the monthly payment amounts shall not be adjusted by the Lender to reflect the results of such prepayment.  Notice of the exercise of the Borrower’s option to prepay the Note shall be given to the Lender by delivery in person, by electronic means or by certified or registered mail, addressed to the Lender at its registered address, not less than thirty days prior to the date fixed for prepayment.  At the date fixed for prepayment, funds shall be paid to the Lender at its registered address.

This Note shall not be transferred or held by more than one registered holder at any given time.  This Note is transferable upon the books of the Issuer at the office of the Secretary of the Board of the Issuer (the “Secretary”), by the registered holder in person or by its attorney duly authorized in writing, upon surrender hereof together with a written instrument of transfer satisfactory to the Secretary, duly executed by the registered holder or its duly authorized attorney.  Upon such transfer, the Secretary will note the date of registration and the name and address of the newly registered holder in the registration blank appearing below.  Alternatively, the Secretary will, at the request of the registered holder, issue a replacement Note in an aggregate principal amount equal to the unpaid principal balance of this Note, and of like tenor except as to number and principal amount, and registered in the name of the registered holder.  The Secretary may deem and treat the person in whose name this Note is last registered upon the books of the Secretary, with such registration noted on the Note, as the absolute owner hereof for the purpose of receiving payment of or on account of the principal balance, prepayment price, or interest and for all other purposes; all such payments so made to the registered holder or upon its order shall be valid and effectual to satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid, and the Secretary shall not be affected by any notice to the contrary.

All of the agreements, conditions, covenants, provisions and stipulations contained in the Resolution, the Loan Agreement and the Mortgage are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein.  Pursuant to an Assignment and Pledge Agreement dated as of May 1, 2010 (the “Pledge Agreement”), the Issuer has granted to the Lender a security interest in all of the Issuer’s right, title, and interest in the Loan Agreement (except rights under Sections 4.03, 4.05, 6.04, 7.06, 7.07 and 7.09 thereof).  If an Event of Default occurs under the Loan Agreement or the Mortgage and is not cured within any applicable grace period, then the Lender may at its right and option declare immediately due and payable, without further notice, the principal balance of this Note and interest accrued by the Lender in collecting or enforcing payment thereof, whether suit be brought or not, and all other sums due hereunder or under the Loan Agreement or the Mortgage, anything to the contrary therein notwithstanding, and payment thereof may be enforced and recovered in whole or in part, at any time, by one or more of the remedies provided in this Note, the Loan Agreement or the Mortgage.  The Lender may extend the time for payment of interest and/or principal of this Note without notice to or consent of any party liable hereon and without releasing any such party.

The remedies of the Lender and the Issuer, as provided herein and in the Loan Agreement or the Mortgage, shall be cumulative and concurrent; may be pursued singly, successively or together and, at the sole discretion of the Lender or the Issuer; and may be exercised as often as occasion therefor shall occur.  The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

It is intended that this Note is made with reference to and shall be construed as an Iowa contract and governed by the laws thereof.

This Note has been issued without registration under state, federal or other securities laws in reliance on an exemption therefrom.  Consequently, this Note may not be assigned or transferred in whole or in part, nor may any participation interest in this Note be given pursuant to any participation agreement or otherwise except in accordance with such registration requirements or in reliance on an applicable exemption from such registration requirements.

IT IS HEREBY CERTIFIED AND RECITED that all conditions, acts, and things required to exist, happen, and be performed precedent to or in the issuance of this Note do exist, have happened and have been performed in regular and due form as required by law.

IN WITNESS WHEREOF, the Iowa Finance Authority has caused this Note to be executed by the manual or facsimile signature of the Chairperson and attested to by the manual signature of the Secretary, and its seal, or facsimile seal, to be affixed or imprinted hereon.

IOWA FINANCE AUTHORITY

By: /s/ Roger Caudron
        Chairperson

Attest:

[SEAL]

By: /s/ Joseph O’Nern
         Secretary

PROVISIONS OF REGISTRATION

The ownership of the unpaid principal balance of this Note and the interest accruing therein is registered on the books of the Iowa Finance Authority, in the name of the registered Holder last noted below.

Date of	Name and Address	Signature of
Registration	of Registered Owner	Secretary

The First National Bank of West Union,
Dated Date	West Union, Iowa	/s/ Joseph O’Hern

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